UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 3, 2005

Date of Report

(Date of earliest event reported)

ZYMOGENETICS, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	000-33489	91-1144498
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1201 Eastlake Avenue East, Seattle, Washington 98102-3702

(Address of Principal Executive Offices, including Zip Code)

(206) 442-6600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 3, 2005, the ZymoGenetics, Inc. (the Company) entered into an Amended and Restated Employment Agreement (the “Agreement”) with its President and Chief Executive Officer, Bruce L.A. Carter. The Agreement replaces a previous employment agreement dated as of November 9, 2000. The Agreement includes changes to the following material provisions:

•	The term was changed from one year to two years, kept constant by a daily “evergreen” feature;

•	Compensation was changed to reflect Dr. Carter’s current annual salary of $583,167, and the date of annual adjustment was changed from November 9 to February 1;

•	Annual perquisites, such as automobile allowance, membership dues and financial planning expenses were increased to reflect inflation;

•	Health care benefits for two years after Dr. Carter’s retirement were added;

•	Future stock option grants will provide for three years to exercise vested options after retirement; and

•	Dr. Carter was awarded a stock option to purchase 50,000 shares of the Company’s common stock, with an exercise price equal to the closing price of the stock on the date of the Agreement, upon signing of the Agreement.

Item 9.01. Financial Statements and Exhibits.

(c) 10.1 Amended and Restated Employment Agreement dated as of February 3, 2005 between the Company and Bruce L.A. Carter

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYMOGENETICS, INC.

Dated: February 8, 2005	By	/s/ James A. Johnson
James A. Johnson
Senior Vice President
Chief Financial Officer

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Exhibit Index

10.1 Amended and Restated Employment Agreement dated as of February 3, 2005 between the Company and Bruce L.A. Carter

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